Exhibit 23.1

Deloitte & Touche LLP 424 Church Street Suite 2400 Nashville, TN 37219 USA Tel: 615 259 1800 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-67466 on Form S-8 of our report dated June 26, 2015, relating to the financial statements and financial statement schedule of Willis 401(k) Retirement Savings Plan, appearing in the Annual Report on Form 11-K of Willis 401(k) Retirement Savings Plan for the year ended December 31, 2014.

Nashville, TN

June 26, 2015

Member of

Deloitte Touche Tohmatsu Limited